UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 15, 2011

RADIANT LOGISTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004
(Address of Principal Executive Offices) (Zip Code)

                                        (425) 943-4599
(Registrant’s Telephone Number, Including Area Code)

                                                      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. For the purposes of such forward-looking statements, we have assumed, among other things: that we will complete the expected acquisition of Isla International, LTD (“Isla International”) in the manner described by us below and in accordance with the Asset Purchase Agreement attached as an Exhibit to this report, although closing is contingent upon satisfaction of a number of closing conditions, including securing adequate financing for the transaction; that we will be able to maintain the future operations of Isla International in a manner consistent with its past practices; that following the acquisition, Isla International will be able to maintain and grow its revenues and operating margins in a manner consistent with its most recent results of operations; and that over time we will be able to integrate the operations of Isla International with our existing operations, as well as our ability to realize expected financial and operational cost and revenue synergies through such integration. Important factors that could cause our actual results to differ from our expectations, include but are not limited to: any discrepancies between the unaudited results of operations of Isla International provided to us in the acquisition process, upon which we have relied, and future audited results of operations for the same period; our reliance on the acquired Isla International management team and the continued customer relationships provided by Isla International; the effect that the acquisition will have on Isla International’s existing customers, agents and employees; the effect that the acquisition will have on our historic and existing network of exclusive agency locations; any material adverse change in the composition of Isla International customers; as well as those risk factors disclosed in Item 1A of our Report on Form 10-K for the year ended June 30, 2011 (as such factors apply to us and can be applied to Isla International) and other filings with the Securities and Exchange Commission and other public documents and press releases which can be found on our web-site (www.radiantdelivers.com). Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Definitive Agreement

Effective as of November 15, 2011, through our Radiant Global Logistics, Inc. operating subsidiary, Radiant Logistics, Inc. (the “Company”, “we” or “us”) entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which we agreed to acquire the assets and business operations of Isla International, Ltd. (“Isla International”), a privately-held limited partnership based in Laredo, Texas, in a transaction valued up to $15.0 million.

The $15.0 million transaction will consist of:  $7.7 million in cash to be paid at closing; $1.3 million in Company stock payable on the three-month anniversary of the closing; and an additional $6.0 million payable over the next four years in a combination of cash and Company common stock based on the future performance of the acquired operation. The Company may, at its sole option, elect to satisfy up to 25 percent of each of the performance-based payments through the issuance of the Company’s common stock valued based upon a 30-day volume weighted average price to be calculated preceding the delivery of the shares.  The transaction is expected to be financed through the issuance of $10.0 million in subordinated debt, which Caltius Mezzanine has agreed in principle to provide, subject to satisfaction of various closing conditions.  The Agreement was entered into on an arm’s-length basis as no material relationship otherwise existed between us and Isla International prior to the transaction.

The transaction is expected to close in our second fiscal quarter ending December 31, 2011, pending the satisfaction of certain standard and customary closing conditions. The Asset Purchase Agreement contains standard and customary representations, warranties and covenants, and provides that each of Radiant Global Logistics and Isla International will indemnify each other for certain losses, subject to certain time and dollar limits.

Founded in 1996, Isla International provides bilingual expertise in both north and south bound cross-border transportation and logistics services to a diversified account base including manufacturers in the automotive, appliance, electronics and consumer packaged goods industries from its strategically-aligned location in Laredo, Texas.  Based on historic financial statements provided by its management, Isla International generated approximately $3.0 million in normalized EBITDA on $25.0 million in revenues for the twelve months ended June 30, 2011.  Post-closing, Isla International will operate as a business unit of Radiant Global Logistics, providing a gateway to the Mexico markets in support of the Company’s 100+ locations across North American and international partners around the world, while leveraging the Company’s robust technology platform and global network to offer a more comprehensive level of domestic and international freight forwarding and logistics services to its own customers.

The foregoing information is intended as a summary of the reported transaction and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement which is filed as Exhibit 2.1 to this Report and the other Exhibits to this Report.

On November 15, 2011, we issued a press release announcing the agreement to acquire Isla International. A copy of the press release is attached as an exhibit to this Report.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in Item 1.01 of this Report is incorporated herein by reference.

Item 8.01 Other Events.

Upon completion of the transaction, as described in Item 1.01, Radiant Global Logistics is expected to retain the services of the former employees of Isla International, including Jonathan Fuller, as Vice President – Mexico Markets. Mr. Fuller has served as executive officer and founder of Isla International since its inception in 1996.

The foregoing information is intended as a summary of the reported transaction and the Executive Employment Agreement is filed as an Exhibit to this Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

(i) Isla International Ltd. Audited Financial Statements as and for the years ended December 31, 2010 and 2009

(ii) ISLA International Ltd. Interim Financial Statements.

In accordance with Item 9.01(a)(4) of Form 8-K, interim financial statements required under this Item 9.01 will be filed by amendment to the original Current Report on Form 8-K no later than 71 days after the date this Report was required to be filed.

(d) Exhibits. The following exhibits are furnished with this Current Report on Form 8-K:

No.	Description
2.1	Asset Purchase Agreement by and among Radiant Global Logistics, Inc., and Isla International, Ltd.

10.1	Employment Agreement between Jonathan Fuller and Radiant Global Logistics, Inc.

99.1	Press Release of Radiant Logistics, Inc. dated November 15, 2011.

Financial Statements provided under Item 9.01(a)

ISLA INTERNATIONAL, LTD.

Financial Statements
with
Independent Auditors’ Report

December 31, 2010 and 2009

ISLA INTERNATIONAL, LTD.

Table of Contents

Page

Independent Auditors’ Report	1

Financial Statements:

Balance Sheets	2

Statements of Operations	3

Statements of Changes in Partners’ Capital	4

Statements of Cash Flows	5

Notes to Financial Statements	6 - 11

9901 IH -10, Suite 500 San Antonio, Texas 78230 t 210.820.3900 f 210.820.3226

INDEPENDENT AUDITORS’ REPORT

To the Partners
ISLA International, Ltd.
Laredo, Texas

We have audited the accompanying balance sheets of ISLA International, Ltd. (the Company) as of December 31, 2010 and 2009, and the related statements of operations, changes in partners’ capital and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

August 4, 2011

Assurance  |  Tax  |  Advisory
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ISLA International, Ltd.

Balance Sheets
December 31, 2010 and 2009

	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,483,256	$1,452,165
Accounts receivable, net	2,967,283	2,318,626

Total current assets	4,450,539	3,770,791

Property and equipment, net	183,601	222,777

Other assets	5,134	5,634

	$4,639,274	$3,999,202

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued transportation costs	$879,931	$655,152
Accrued expenses	365,559	251,126

Total current liabilities	1,245,490	906,278

PARTNERS’ CAPITAL	3,393,784	3,092,924

	$4,639,274	$3,999,202

See accompanying notes to financial statements.

ISLA International, Ltd.

Statements of Operations
Years Ended December 31, 2010 and 2009

	2010	2009

Revenues	$23,790,674	$14,896,753

Cost of transportation	17,739,043	10,789,600

	6,051,631	4,107,153

Operating expenses:
Selling expenses	1,061,386	719,258
Salaries and wages	1,295,979	1,169,856
Royalties	752,776	523,321
Insurance & employee benefits	82,868	87,093
Depreciation and amortization	43,260	40,323
General and administrative expenses	787,401	676,473

	4,023,670	3,216,324

Income before provision for income taxes	2,027,961	890,829

State income tax expense	27,101	18,005

Net income	$2,000,860	$872,824

See accompanying notes to financial statements.

ISLA International, Ltd.

Statements of Changes in Partners’ Capital
Years Ended December 31, 2010 and 2009

	1% General	99% Limited
	Partner	Partner	Total

Partners’ capital, December 31, 2008	$37,201	$3,682,899	$3,720,100

Net income	8,728	864,096	872,824

Partner distributions	-	(1,500,000)	(1,500,000)

Partners’ capital, December 31, 2009	45,929	3,046,995	3,092,924

Net income	20,009	1,980,851	2,000,860

Partner distributions	-	(1,700,000)	(1,700,000)

Partners’ capital, December 31, 2010	$65,938	$3,327,846	$3,393,784

See accompanying notes to financial statements.

ISLA International, Ltd.

Statements of Cash Flow
Years Ended December 31, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net income	$2,000,860	$872,824
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43,260	40,323
Changes in operating assets and liabilities:
Trade and other receivables	(648,657)	456,213
Other assets	500	500
Accounts payable and accrued transportation cost	224,779	(341,197)
Accrued expenses	114,433	(6,215)

Net cash provided by operating activities	1,735,175	1,022,448

Cash flows from investing activities:
Purchases of property and equipment	(4,084)	(118,188)

Cash flows from financing activities:
Partner distributions	(1,700,000)	(1,500,000)

Increase (decrease) in cash and cash equivalents	31,091	(595,740)

Cash and cash equivalents, beginning of year	1,452,165	2,047,905

Cash and cash equivalents, end of year	$1,483,256	$1,452,165

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for income taxes	$18,005	$37,727

See accompanying notes to financial statements.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 1 - Organization and Basis of Presentation

The Company
ISLA International, Ltd. (the Company) is a limited partnership located in south Texas. The Company is part of the Unishippers franchise and specializes in arranging a wide variety of non-asset based freight transportation and logistics services to customers in south Texas and Mexico.

Basis of presentation
The accompanying financial statements have been prepared on the accrual basis of accounting, which is in conformity with accounting principles generally accepted in the United States of America (US GAAP).

Note 2 - Summary of Significant Accounting Policies

Cash and cash equivalents
For purposes of the statements of cash flows, cash equivalents include all highly-liquid investments with original maturities of three months or less.

Use of estimates
The preparation of financial statements and related disclosures in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates include accruals for the cost of purchased transportation, accruals for royalty payments, the assessment of the recoverability of long-lived assets, and the establishment of an allowance for doubtful accounts. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the period that they are determined to be necessary. Actual results could differ from those estimates.

Fair value of financial instruments
The fair values of the Company’s receivables, accounts payable and accrued transportation costs and accrued expenses approximate the carrying values due to their relatively short maturities of these instruments.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 2 - Summary of Significant Accounting Policies - (Continued)

Concentrations
The Company maintains its cash in bank deposit accounts which, at times, may exceed federally-insured limits. The Company has not experienced any losses in such accounts.

Accounts receivable
The Company’s receivables are recorded when billed and represent claims against third parties that will be settled in cash.  The Company does not require collateral from its customers.  The carrying value of the Company’s receivables, net of the allowance for doubtful accounts, represents their estimated net realizable value.   The Company evaluates the collectability of accounts receivable on a customer-by-customer basis. The Company records a reserve for bad debts against amounts due to reduce the net recognized receivable to an amount the Company believes will be reasonably collectible. The reserve is a discretionary amount determined from the analysis of the aging of the accounts receivables, historical experience and knowledge of specific customers.  The reserve for bad debts totaled $115,500 and $91,400 at December 31, 2010 and 2009, respectively.

Property and equipment
Technology (computer software, hardware, and communications), furniture, equipment, and leasehold improvements are stated at cost, less accumulated depreciation and amortization over the estimated useful lives of the respective assets. Depreciation is computed using five to seven year lives for vehicles, communication, office furniture, and computer equipment on the straight line basis.  Computer software is depreciated over a three year life using the straight line method of depreciation.  For leasehold improvements, the cost is amortized over the shorter of the lease term or useful life on a straight line basis.  Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in other income or expense. Expenditures for maintenance, repairs and renewals of minor items are charged to expense as incurred. Major renewals and improvements are capitalized.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 2 - Summary of Significant Accounting Policies - (Continued)

Long-lived assets
The Company reviews long-lived assets to be held-and-used for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired.  Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset.  Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.  Management has performed a review of all long-lived assets and has determined no impairment of the respective carrying value has occurred as of December 31, 2010.

Income taxes
The Company has elected to be treated as a subchapter S Corporation for federal income tax purposes.  Items of income or loss are passed through to the partners in accordance with their respective equity interest and reported in his individual federal and state income tax returns.  Tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities.  At December 31, 2010, the Company is no longer subject to income tax examinations by tax authorities for years prior to 2007.  Interest and penalties related to uncertain tax positions will be recognized in income tax expense, if applicable.  At December 31, 2010 and 2009, no uncertain tax positions have been identified and therefore, no amounts were recognized during the years then ended.

The Company is subject to Texas gross margin tax and recorded $27,101 in 2010 and $18,005 in 2009 of margin tax expense.

Deferred tax assets and liabilities are determined based on the tax effect of differences between the financial statement and tax basis of assets and liabilities as measured by the enacted tax rates. Deferred tax expense (benefit) is the result of changes in deferred tax assets and liabilities.  As of December 31, 2010 and 2009, the tax effect of these differences was not material.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 2 - Summary of Significant Accounting Policies - (Continued)

Revenue recognition and purchased transportation costs
The Company is the primary obligor responsible for providing the service desired by the customer and is responsible for fulfillment, including the acceptability of the service(s) ordered or purchased by the customer.  At the Company’s sole discretion, it sets the prices charged to its customers and is not required to obtain approval or consent from any other party in establishing its price.  The Company has multiple suppliers for the services it sells to its customers, and has the absolute and complete discretion and right to select the supplier that will provide the product(s) or service(s) ordered by a customer, including changing the supplier on a shipment-by-shipment basis. In most cases, the Company determines the nature, type, characteristics, and specifications of the service(s) ordered by the customer. The Company also assumes credit risk for the amount billed to the customer.

As a non-asset based carrier, the Company does not own transportation assets. The Company generates the major portion of its freight revenues by purchasing transportation services from direct (asset-based) carriers and reselling those services to its customers. Based upon the terms in the contract of carriage, revenues related to shipments where the Company issues a Bill of Lading are recognized at the time the customer is invoiced for the service provided.  Costs related to the shipments are also recognized at this same time based upon anticipated margins, contractual arrangements with direct carriers, and other known factors. The estimates are routinely monitored and compared to actual invoiced costs. The estimates are adjusted as deemed necessary by the Company to reflect differences between the original accruals and actual costs of purchased transportation.

This method generally results in recognition of revenues and purchased transportation costs later than the preferred methods under GAAP which recognize revenue upon proof of delivery. The Company’s method of revenue and cost recognition does not result in a material difference from amounts that would be reported under such other methods.

Shipping and handling costs
Shipping and handling costs are included in cost of goods sold.

Subsequent events
The Company has evaluated events subsequent to December 31, 2010 and through August 4, 2011, the date the financial statements were available to be issued.

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 3 - Property and Equipment

Property and equipment consisted of the following at December 31:

	2010	2009

Vehicles	$60,843	$60,843
Technology and office equipment	40,338	36,754
Furniture and fixtures	67,810	67,810
Leasehold improvements	222,831	222,831

	391,822	388,238
Less accumulated depreciation and	(208,221)	(165,461)

Property and equipment, net	$183,601	$222,777

Depreciation and amortization expense related to property and equipment was $43,260 and $40,323 for the years ended December 31, 2010 and 2009, respectively.

Note 4 - Leases

Operating leases
The Company leases its office and warehouse facilities under a non-cancelable operating lease agreement with unrelated third parties expiring July 2013.

Rent expense on these leases was $150,068 in 2010 and $140,833 in 2009.

Future minimum rentals are summarized below:

Years Ending
December 31,	Total

2011	$127,296
2012	127,296
2013	74,256

$328,848

ISLA INTERNATIONAL, LTD.

Notes to Financial Statements
December 31, 2010 and 2009

Note 5 - Employee Benefit Plans

The Company has adopted an employee benefit plan under Section 401 of the Internal Revenue Code, whereby participants may contribute a percentage of compensation, but not in excess of the maximum allowed.  The plan provides for a matching contribution by the Company.  Company contributions were $5,656 in 2010 and $5,828 in 2009.

Note 6 - Franchise Agreement

The Company operates under a franchise agreement with Unishippers.  The agreement requires the payment of royalties to Unishippers by the 10th day of each calendar month equal to 9% to 16.5% of the gross profit margin for the preceding month based on shipment weight and location.  In return, the Company receives the benefit of national marketing campaigns and access to proprietary operating systems and referrals from the Unishippers website.  The agreement expired in March 2011 with an option to extend five additional years.  The Company has not exercised its option to extend and is operating under the month to month clause in the franchise agreement.

Note 7 - Subsequent Event

In March 2011, the Company entered into a letter of intent with Radiant Logistics, Inc. for the possible sale of all the Company’s assets and operations.  The consideration for the sale includes cash, assumption of certain liabilities, including the exit fee that would be due to Unishippers for cancellation of the Company’s franchise agreement, and certain additional contingent cash payments based on the Company’s future performance.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: November 17, 2011	By:	/s/ Bohn H. Crain
Bohn Crain
Chief Executive Officer